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                                                                    Exhibit 4.01

                                  FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SALOMON SMITH BARNEY HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                             INITIAL PRINCIPAL AMOUNT
CUSIP 79550A204                                     REPRESENTED $45,000,000
                                                    representing 4,500,000 ELKS
                                                    ($10 per ELKS)

                       SALOMON SMITH BARNEY HOLDINGS INC.
                   Equity Linked Securities (ELKS ) based upon
                     Nasdaq-100 Shares due February 28, 2002

         Salomon Smith Barney Holdings Inc., a New York corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received and on condition that this Note is not redeemed by the Company prior to February 28, 2002 (the "Stated Maturity Date"), hereby promises to pay to CEDE & CO., or its registered assigns, the Maturity Payment (as defined below), on the Stated Maturity Date. This Note will bear semi-annual payments of interest, is not subject to any sinking fund, is not subject to redemption at the option of the Holder thereof prior to the Stated Maturity Date, and is not subject to the defeasance provisions of the Indenture.

         Payment of the Maturity Payment with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts or, if applicable, in Nasdaq-100 Shares or Successor Shares (each as defined below).

         This Note is one of the series of Equity Linked Securities based upon Nasdaq-100 Shares due February 28, 2002 (the "ELKS").

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COUPON

         Each ELKS will pay a coupon of $0.75 in cash semi-annually on each Interest Payment Date of August 28, 2001 and February 28, 2002. Each coupon will be composed of $0.2419 of interest and a partial payment of an option premium in the amount of $0.5081. Coupon payments will be payable to the persons in whose names the ELKS are registered at the close of business on the Business Day preceding each Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the coupon payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the AMEX or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

         The interest portion of the coupon will represent interest accruing at a rate of 4.838% per annum from February 28, 2001 or from the most recent Interest Payment Date to which the interest portion of the coupon has been paid or provided for until maturity. The interest portion of the coupon will be computed on the basis of a 360-day year of twelve 30-day months.

PAYMENT AT MATURITY

         On the Maturity Date, Holders of ELKS will receive for each ELKS the Maturity Payment described below.

DETERMINATION OF THE MATURITY PAYMENT

         The Maturity Payment for each ELKS equals either:

         o $10 in cash, if the Closing Price of Nasdaq-100 Shares on the third Trading Day before maturity is greater than or equal to the Initial Share Price, or

         o a number of Nasdaq-100 Shares equal to the Initial Share Rate, if the Closing Price of Nasdaq-100 Shares on the third Trading Day before maturity is less than the Initial Share Price.

         In lieu of any fractional Nasdaq-100 Share otherwise payable in respect of any ELKS, at the Stated Maturity Date, the Holder of this Note will receive an amount in cash equal to the value of such fractional Nasdaq-100 Share, based on the Closing Price of Nasdaq-100 Shares on the third Trading Day before the Stated Maturity Date. The number of full Nasdaq-100 Shares, and any cash in lieu of a fractional share, to be delivered at the Stated Maturity Date to the Holder of this Note will be calculated based on the aggregate number of ELKS held by such Holder.

         The "Closing Price" of Nasdaq-100 Shares on any date of determination will be the daily closing sale price or, if no closing sale price is reported, the last reported sale price of a Nasdaq-100 Share as reported on the American Stock Exchange ("AMEX"). If Nasdaq-100 Shares are


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not quoted on the AMEX on that date of determination, the Closing Price will be the last reported sale price as reported in the composite transactions for the principal United States exchange on which Nasdaq-100 Shares are listed. If Nasdaq-100 Shares are not listed on a United States national or regional securities exchange, the Closing Price will be the last quoted bid price for Nasdaq-100 Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization. Upon the occurrence of certain events described in the section "Delisting or Suspension of Trading in the Nasdaq-100 Shares; Termination of the Nasdaq-100 Trust" below, the Closing Price will be calculated by substituting the relevant security for Nasdaq-100 Shares.

         The "Exchange Rate" will equal 0.195388.

         The "Initial Share Price" will equal $51.18, the price per share of Nasdaq-100 Shares at the market close on February 23, 2001.

         A "Nasdaq-100 Share" means a unit of beneficial interest in the Nasdaq-100 Trust , Series 1, a New York trust.

         A "Trading Day" means a day on which (1) Nasdaq-100 Shares are not suspended from trading on any national or regional securities exchange, securities market or association or over-the-counter market at the close of business, (2) Nasdaq-100 Shares have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security and (3) a Market Disruption Event has not occurred.

MARKET DISRUPTION EVENTS

         "Market Disruption Event" means any of the following events, as determined by the Calculation Agent:

         (a) The suspension or material limitation of trading in 20% or more of the number of the underlying stocks which then comprise the Nasdaq-100 Index or any successor index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the AMEX, the Nasdaq Stock Market, or any other applicable organized U.S. exchange. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to AMEX Rule 117 (or any applicable rule or regulation enacted or promulgated by the Nasdaq Stock Market, any other self regulatory organization or the SEC of similar scope or as a replacement for Amex Rule 117, as determined by the Calculation Agent) will be considered "material."

         (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Nasdaq-100 Index or any successor index used by the Nasdaq-100 Trust or options on such futures contracts which are traded on any major U.S. exchange or (B)

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options contracts related to the Nasdaq-100 Index or any successor index which are traded on the Chicago Board Options Exchange or any other major U.S.
exchange.

         (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the number of the underlying stocks which then comprise the Nasdaq-100 Index or any successor index or in respect of futures contracts related to the Nasdaq-100 Index or any successor index, options on such futures contracts or options contracts related to the Nasdaq-100 Index or any successor index, in each case traded on any major U.S. exchange.

         For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the Nasdaq-100 Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or
(z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, and (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

DELISTING OR SUSPENSION OF TRADING IN THE NASDAQ-100 SHARES; TERMINATION OF THE NASDAQ-100 TRUST

         If the Nasdaq-100 Shares are delisted from, or trading of the Nasdaq-100 Shares is suspended on, the AMEX, or the Nasdaq-100 Trust is terminated, and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the Calculation Agent determines, in its sole discretion, to be comparable to the Nasdaq-100 Shares (any such securities, "Successor Shares"), then the Maturity Payment will be determined based on the Successor Shares, and, if applicable, at the Stated Maturity Date the Holder of this Note will receive Successor Shares equal to the value of the Nasdaq-100 Shares the Holder of this Note would have otherwise received, as determined by the Calculation Agent, in its sole discretion. Upon any selection by the Calculation Agent of Successor Shares, the Calculation Agent will cause notice thereof to be furnished to the Trustee, who will provide notice thereof to the registered holders of the ELKS.

         If the Nasdaq-100 Shares are delisted from, or trading of the Nasdaq-100 Shares is suspended on, the AMEX, or the Nasdaq-100 Trust is terminated, and Successor Shares that the Calculation Agent determines to be comparable to the Nasdaq-100 Shares are not listed or approved for trading on a major U.S. exchange or market, then the Maturity Payment will be


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determined based on successor or substitute securities selected by the
Calculation Agent, in its sole discretion, and, if applicable, at the Stated Maturity Date the Holder of this Notes will receive a number of shares of such successor or substitute securities equal to the value of the Nasdaq-100 Shares that the Holder of this Note would have otherwise received, as determined by the Calculation Agent, in its sole discretion.

GENERAL

         This Note is one of a duly authorized issue of Debt Securities of the Company, issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, a Second Supplemental Indenture, dated as of July 1, 1999, as further supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the ELKS, and the terms upon which the ELKS are, and are to be, authenticated and delivered.

         If an Event of Default with respect to the ELKS shall have occurred and be continuing, the principal of the ELKS may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration permitted by the Indenture will be determined by the Calculation Agent and will be equal to, with respect to this Note: (i) the Maturity Payment calculated as though the Stated Maturity Date of this Note were the date of early repayment. In case of default in payment on the Maturity Date of this Note, this Note shall bear interest, payable upon demand of the beneficial owners of this Note in accordance with the terms of the ELKS, from and after the maturity date through the date when payment of such amount has been made or duly provided for, at the rate of 5.0% per annum on the unpaid amount (or the cash equivalent of such unpaid amount) due.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         The Holder of this Note may not enforce such Holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company to


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pay the Maturity Payment with respect to this Note, and to pay any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.




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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                     SALOMON SMITH BARNEY HOLDINGS INC.


                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:


Corporate Seal
Attest:


By:
   ------------------------------
      Name:
      Title:

Dated:  February 28, 2001

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in
     the within-mentioned Indenture.

The Bank of New York,
as Trustee


By:
   --------------------------------
   Authorized Signatory



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